UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 20, 2021

County Bancorp, Inc.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-36808	39-1850431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 South 44th Street

Manitowoc, WI 54221

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (920) 686-9998

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	ICBK	Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2021, Edson P. Foster, Jr. and Kathi P. Seifert, each members of the board of directors (the “Board”) of County Bancorp, Inc. (the “Company”), tendered their resignations from the Board effective on the date of the Company’s next annual meeting of shareholders, May 18, 2021, in connection with each reaching the mandatory retirement age of 72. The Company’s Third Amended and Restated Bylaws provide that upon a director reaching the age of 72, such director must, prior to the date of the next annual meeting of shareholders, tender his or her resignation from the Board, which resignation shall be effective no later than the date of the next annual meeting of shareholders.

On April 20, 2021, the Board accepted the resignations of Mr. Foster and Ms. Seifert and decreased the size of the Board from 13 members to 11 members, each effective on May 18, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2021	COUNTY BANCORP, INC.

	By:	/s/ Mark A. Miller
	Name:	Mark A. Miller
	Title:	Secretary